SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 17, 2003

Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

0-3576
(Commission File Number)

58-0869052
(IRS Employer Identification Number)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339-5683(Address
of principal executive offices)

        Registrant’s telephone number, including area code:
(770) 955-2200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

        On July 17, 2003, Cousins Properties Incorporated (the “Company”) priced an offering of 4,000,000 shares of its 7¾% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”). The shares of Series A Preferred Stock have a liquidation value of $25 per share and will be redeemable at the option of the Company on or after July 24, 2008. Dividends on the Series A Preferred Stock will be payable quarterly in arrears on February 15, May 15, August 15 and November 15. The first dividend will be payable on November 15, 2003. The net proceeds of approximately $96.5 million from the offering will be used to repay outstanding indebtedness under the Company’s unsecured credit facility, and for general corporate purposes. The closing of the offering is subject to customary conditions and is expected to occur on July 24, 2003.

        Attached as exhibits hereto and incorporated herein by reference are: (i) the Underwriting Agreement, by and among Cousins Properties Incorporated, Wachovia Capital Markets, LLC and Banc of America Securities LLC, as representatives of the several underwriters listed therein, dated July 17, 2003; (ii) Articles of Amendment to Restated and Amended Articles of Incorporation, as filed on July 22, 2003; and (iii) the opinion of King & Spalding LLP regarding certain tax matters relating to the offering.

         As disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 2003, the Company sold Mira Mesa MarketCenter on May 27, 2003. The gain on this sale under generally accepted accounting principles is currently anticipated to be larger than previously reported. Additionally, it is anticipated that there will be recognition of the gain that was previously deferred upon formation of the venture which owned Mira Mesa MarketCenter.

        Mirant Corporation (“Mirant”) currently leases its headquarters building from a joint venture in which the Company is a 50% partner, 285 Venture, LLC (the “JV”). The JV contributed 1.2% and 0.9% of the Company’s consolidated revenues for the year ended December 31, 2002 and the quarter ended March 31, 2003, respectively. On July 14, 2003, Mirant issued a press release indicating that it has filed for reorganization under Chapter 11 of the United States Bankruptcy Code of 1978, as amended. The release indicates that no plan of reorganization has yet been developed, and that the treatment of existing creditor and stockholder interests is uncertain at this time. It is possible that in the bankruptcy, Mirant’s lease with the JV could be rejected. If this occurs, and if the JV is not able to re-lease this space on comparable terms, the rejection of the lease could have an adverse impact on the Company’s results of operations. For historical information relating to the JV, see “Joint Ventures — 285 Venture (1155 Perimeter Center West) (100%) — Rental Property Revenues Less Rental Property Operating Expenses,” contained under the schedule entitled “Net Income and Funds From Operations — Supplemental Detail and Reconciliations” contained in Exhibit 99.2 to the Company’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on May 5, 2003.

        Certain matters discussed in this Current Report on Form 8-K are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks, including, but not limited to, general economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company’s ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Current Report on Form 8-K filed on March 9, 2001. The words “believes,” “expects,” “anticipates”, “estimates” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (a)        Financial Statements of Businesses Acquired.

None.

    (b)        Pro Forma Financial Information.

None.

    (c)        Exhibits.

        The following exhibits are filed herewith:

Exhibit No.	Description
1.1 4.1 8.1	Underwriting Agreement, by and among Cousins Properties Incorporated, Wachovia Capital Markets, LLC and Banc of America Securities LLC, as representatives of the several underwriters listed therein, dated July 17, 2003.

Articles of Amendment of Restated and Amended Articles of Incorporation of Cousins Properties Incorporated, as filed on July 22, 2003.

Opinion of King & Spalding LLP regarding certain tax matters.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2003

COUSINS PROPERTIES INCORPORATED By: /s/ James A. Fleming James A. Fleming Senior Vice President, General Counsel and Secretary